UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2018

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an "emerging growth company" as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Exchange Act (Section 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Appointment of Executive Chairman
On December 28, 2018, NMI Holdings, Inc. (the "Company") appointed Bradley M. Shuster to serve as the Company's Executive Chairman, effective as of January 1, 2019 (the "Start Date"). In connection with Mr. Shuster's appointment as the Company's Executive Chairman, the Company and Mr. Shuster entered into an employment letter agreement setting forth the terms of Mr. Shuster's continued employment and compensation, effective as of the Start Date (the "Shuster Letter"). The Shuster Letter supersedes Mr. Shuster's Amended and Restated Employment Agreement, dated as of December 23, 2015, which expires by its terms on December 31, 2018. The Shuster Letter provides that Mr. Shuster’s employment with the Company as Executive Chairman will be on an at-will basis.
Mr. Shuster will receive an annual base salary of $650,000 and will continue to be eligible to participate in the Company’s benefit plans. In addition, Mr. Shuster will continue to participate in the Company’s executive cash allowance program, at a rate of $38,400 per year. Mr. Shuster will be eligible for an annual discretionary cash bonus with a target bonus opportunity equal to 100% of his annual base salary ("Annual Bonus"), and he will continue to be eligible to receive equity-based compensation awards from the Company at the discretion of the Company's Board of Directors (the "Board") or the Compensation Committee of the Board (the "Compensation Committee"). The Shuster Letter also provides that Mr. Shuster will continue to be subject to the Company's Stock Ownership Policy, as described in the Company's 2018 Proxy Statement, filed with the SEC on March 29, 2018 (the "2018 Proxy"), with a requirement to retain Company common stock with a total value of not less than ten times his annual base salary.
Mr. Shuster will remain eligible to participate in the Company's Severance Benefit Plan (the "Severance Plan") and Change in Control Severance Plan (the "CIC Plan"), under the terms and benefits described in the 2018 Proxy. In addition, the Shuster Letter provides enhanced severance benefits for Mr. Shuster if his employment is terminated prior to January 1, 2021 under circumstances that would entitle him to severance benefits under the Severance Plan. Subject to Mr. Shuster's execution and non-revocation of a release of claims against the Company, he will be eligible to receive, in addition to the payments and benefits under the Severance Plan, a lump sum cash payment on the 30th day following his termination date equal to the sum of (a) the amount of base salary he would have earned from the date of his termination through December 31, 2020, (b) solely if his date of termination occurs prior to the date on which his Annual Bonus in respect of calendar year 2019 has been paid, his target Annual Bonus for calendar year 2019, (c) solely if his date of termination occurs prior to the date on which his Annual Bonus in respect of calendar year 2020 has been paid, his target Annual Bonus for calendar year 2020, and (d) solely if his date of termination occurs prior to the date on which his Annual Bonus in respect of calendar year 2021 has been paid, his target Annual Bonus for calendar year 2021.
The foregoing summary of the Shuster letter is qualified in its entirety by reference to the full text of the Shuster Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Appointment of Chief Executive Officer and New Director
On December 28, 2018, the Company appointed Claudia J. Merkle to serve as the Company's Chief Executive Officer ("CEO"), effective as of the Start Date. As previously disclosed by the Company on September 13, 2018, Ms. Merkle succeeds Mr. Shuster as CEO, effective as of the Start Date. Also on December 28, 2018, the Board increased its size from seven to eight directorships, effective as of the Start Date, and appointed Ms. Merkle to fill the newly created seat. Ms. Merkle will not sit on any of the Board's committees.
Ms. Merkle, age 59, joined the Company in May 2012 and previously served as President since May 2018, Chief Operating Officer from 2016 to 2018, Executive Vice President and Chief of Insurance Operations from 2013 to 2016, and Senior Vice President of Underwriting Fulfillment and Risk Operations from May 2012 to 2013. As a seasoned mortgage industry executive with over 25 years of experience in mortgage banking, mortgage insurance, business development and operations, the Company believes Ms. Merkle is qualified to serve on the Board and as CEO. There are no family relationships between Ms. Merkle and any of the Company's officers or directors or related party transactions required to be reported pursuant to Item 5.02 of Form 8-K.
In connection with Ms. Merkle's appointment as the Company's CEO, the Company and Ms. Merkle entered into an employment letter agreement setting forth the terms of Ms. Merkle's continued employment and compensation, effective as of the Start Date (the "Merkle Letter"). The Merkle Letter provides that Ms. Merkle’s employment with the Company as CEO is on an at-will basis. Ms. Merkle will receive an annual base salary of $650,000 and will continue to be eligible to participate in the Company’s benefit plans. In addition, Ms. Merkle will continue to participate in the Company’s executive cash allowance program, at a rate of $38,400 per year. Ms. Merkle will be eligible for an annual discretionary cash bonus with a target bonus opportunity equal to 100% of her annual base salary, and she will continue to be eligible to receive equity-based compensation awards from the Company at the discretion of the Board or the Compensation Committee. As CEO, Ms. Merkle will continue to be subject to the Company's Stock Ownership Policy, with a requirement to retain Company common stock with a total value of not less than five times her annual base salary.
Ms. Merkle will remain eligible to participate in the Severance Plan under the same terms and benefits described in the 2018 Proxy. In addition, Ms. Merkle will remain eligible to participate in the CIC Plan under the same terms and benefits described in the 2018 Proxy, except that her severance multiple will increase from 1.5x to 2x and her COBRA Period will increase from 18 months to 24 months.
The foregoing summary of the Merkle Letter is qualified in its entirety by reference to the full text of the Merkle Letter, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Appointment of Chief Operating Officer
Effective December 28, 2018, the Company appointed Pat Mathis to serve as its Chief Operating Officer. Mr. Mathis, age 58, joined the Company in May 2012 and served as the Company's Executive Vice President of operations and information technology since May 2018 and as Executive Vice President, Chief Risk Officer from May 2012 until May 2018. As Chief Operating Officer, Mr. Mathis' annual base salary will be $435,000, effective as of the Start Date.
There are no family relationships between Mr. Mathis and any of the Company's officers or directors or related party transactions required to be reported pursuant to Item 5.02 of Form 8-K.
Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

10.1	Employment Letter by and between NMI Holdings, Inc. and Bradley M. Shuster, effective as of January 1, 2019

10.2	Employment Letter by and between NMI Holdings, Inc. and Claudia J. Merkle, effective as of January 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: December 28, 2018	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Associate General Counsel

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